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                                                                    EXHIBIT 4(K)



                        FORM OF SUBSCRIPTION CERTIFICATE
                                       FOR
                          CONTINGENT SUBSCRIPTION RIGHT


Certificate No.:
                --------------------------

Name of Registered Holder
Address of Registered Holder:

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          THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH
              IN THE COMPANY'S PROSPECTUS, DATED OCTOBER ___, 2001,
                    AND ARE INCORPORATED HEREIN BY REFERENCE.
            COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
           U.S. TRUST COMPANY OF TEXAS, N.A., THE SUBSCRIPTION AGENT.
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                            SEVEN SEAS PETROLEUM INC.
               A Cayman Island exempted company limited by shares



                                CONTINGENT RIGHT
                            SUBSCRIPTION CERTIFICATE

     Evidencing one Contingent Subscription Right representing the right to
       Purchase one $100 principal amount of 12% Series A Senior secured note ("Note") and a warrant ("Warrant") to purchase 56.08667 ordinary shares for $1.782955 per share


       Subscription Price: $100, plus interest accrued since July 23, 2001 through the closing date of the Rights Offering

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        VOID IF NOT EXERCISED BEFORE 5:00 P.M., EASTERN STANDARD TIME ON
                              NOVEMBER ___, 2001.


THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of one Contingent Subscription Right which entitles the owner to subscribe for and purchase one Note and one Warrant of Seven Seas Petroleum Inc., a Cayman Islands exempted company limited by shares, on the terms and subject to the conditions set forth in the Prospectus and the instructions relating hereto. The Contingent Subscription Right represented by this Contingent Subscription Certificate may be exercised by completing Section 1 hereof. Special delivery restrictions may be specified by completing Section 2 hereof.

Dated: ____________, 2001


------------------------------        ------------------------------
Larry A. Ray                          Ronald A. Lefaive
President                             Secretary


SECTION 1 - EXERCISE AND SUBSCRIPTION

The undersigned irrevocably exercises the Contingent Subscription Right to subscribe for one Note and one Warrant, as indicated below on the terms and subject to the conditions specified in the Prospectus, the receipt of which is hereby acknowledged. Total Subscription Price is $100, plus interest accrued from July 23, 2001 through the closing date of the Rights Offering.

METHOD OF PAYMENT (CHECK ONE)

[ ] Certified check or bank draft (cashier's check) drawn on a U.S. bank or money order, payable to U.S. Trust Company of Texas, N.A., as Subscription Agent.

[ ] Wire transfer of immediately available funds directed to the account maintained by U.S. Trust Company of Texas, N.A., Subscription Agent for Seven Seas Petroleum Inc. at ________________, ABA #____________, Account
No. ____________




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SECTION 2 - SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR CONTINGENT
            SUBSCRIPTION RIGHTS HOLDERS:

         (a) To be completed ONLY if the Note and Warrant are to be issued in a name other than that of the registered holder. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name in which to be
be issued:                            Soc. Sec. #/Tax ID #:

------------------------------        ------------------------------


Address:

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         (b) To be completed ONLY if the certificate representing the Note and
Warrant are to be sent to the registered holder at an address other than that show above. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name:

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Address:

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ACKNOWLEDGMENT -- THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

         I/We acknowledge receipt of the Prospectus and understand that after delivery to the Subscription Agent for Seven Seas Petroleum Inc., I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.


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         The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:          Date:

------------------------------------        ------------------------------------


         If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the Instructions.

Name:                 Capacity:             Soc. Sec. #/Tax ID #:

-------------------   -------------------   ------------------------------------

Address:                                    Phone

------------------------------------        ------------------------------------


                            GUARANTEE OF SIGNATURE(S)

         All Contingent Subscription Right Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. See the Instructions.

Authorized Signature:                       Name of Firm:

------------------------------------        ------------------------------------

Name:                 Title:                Soc. Sec. #/Tax ID #:

-------------------   -------------------   ------------------------------------

Address:                                    Phone

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         YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES
DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN YOURSELF.

                                      Signature Guaranteed:


                                      By:
                                         ---------------------------------------
                                            Name of Bank or Firm:


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                        BACKUP WITHHOLDING CERTIFICATIONS



TIN:
         -----------------------------------

[ ] TAXPAYER I.D. NUMBER. The Taxpayer Identification Number shown above (TIN) is my correct taxpayer identification number.

[ ] BACKUP WITHHOLDING. I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

[ ] EXEMPT RECIPIENTS. I am an exempt recipient under the Internal Revenue Service Regulations.

[ ] NONRESIDENT ALIENS. I am not a United States person, or if I am an individual, I am neither a citizen nor a resident of the United States.

SIGNATURE: I certify under penalties of perjury the statements checked in this section.

X
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(Signature)                                                 (Date)



See "Federal Income Tax Consequences -- Information Reporting and Backup Withholding" at page 60 of the Seven Seas Petroleum Inc. Prospectus dated October __, 2001 for information concerning this certification and U.S. federal income tax withholding that may apply.



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            FORM OF INSTRUCTIONS FOR USE OF SEVEN SEAS PETROLEUM INC.
                   CONTINGENT RIGHT SUBSCRIPTION CERTIFICATES


                  The following instructions relate to a rights offering (the "Rights Offering") by Seven Seas Petroleum Inc., a Cayman Islands exempted company limited by shares (the "Company"), to the holders of its ordinary shares, par value $0.001 per share ("Common Stock"), as described in the Company's prospectus dated October __, 2001 (the "Prospectus"). Holders of record of Common Stock who hold less than 169 shares at the close of business on October 8, 2001 (the "Record Date") will receive one contingent subscription right (the "Contingent Subscription Right"). An aggregate of up to 225,000 subscription rights exercisable to purchase an aggregate of up to $22,500,000 principal amount of 12% Series A Senior Secured Notes ("Notes") and warrants ("Warrants") to purchase up to 12,619,500 shares of Common Stock of the Company are being distributed in connection with the Rights Offering. Shareholders who hold fewer than 169 shares on the Record Date are receiving a "Contingent Subscription Right." Subject to availability of the Notes and Warrants, a Contingent Subscription Right entitles shareholders who own fewer than 169 shares to purchase one Note in the principal amount of $100 and a Warrant to purchase 56.08667 shares of Common Stock for $1.782955 per share. Assuming the availability of Notes and Warrants after shareholders with at least 169 shares exercise their rights, the Notes and Warrants available to the holders of Contingent Subscription Rights will be identical in terms and amount to the Notes and Warrants available to our other shareholders in the rights offering. A Contingent Subscription Right is exercisable, upon payment of $100 in cash, plus accrued interest since July 23, 2001 through the closing date of the Rights Offering (the "Subscription Price"), to purchase one Note in the principal amount of $100 and a Warrant to purchase 56.08667 shares of Common Stock. See "Summary Questions and Answers about the Rights Offering" and "The Rights Offering" in the Prospectus.

                  The Contingent Subscription Rights will expire at 5:00 p.m., Eastern Standard Time, on November ___, 2001 (the "Expiration Date").

                  You should indicate your wishes with regard to the exercise of your Contingent Subscription Right by completing the appropriate section on the back of your Contingent Subscription Certificate and returning the Contingent Subscription Certificate to the Subscription Agent in the envelope provided.

                  THE SUBSCRIPTION AGENT MUST RECEIVE YOUR CONTINGENT SUBSCRIPTION CERTIFICATE ON OR BEFORE THE EXPIRATION DATE. IN ADDITION, THE SUBSCRIPTION AGENT MUST RECEIVE PAYMENT OF THE SUBSCRIPTION PRICE ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF A CONTINGENT SUBSCRIPTION RIGHT HAS EXERCISED THE SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

                  1. SUBSCRIPTION PRIVILEGES. To exercise the Contingent Subscription Right, properly complete and execute your Contingent Subscription Certificate and send it, together with payment in full of the Subscription Price to the Subscription Agent. Delivery of the Contingent Subscription Certificate must be made by mail, by hand delivery or by overnight




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delivery. FACSIMILE DELIVERY OF THE CONTINGENT SUBSCRIPTION CERTIFICATE WILL NOT
BE ACCEPTED AND WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars by (i) certified check or bank draft (cashier's check) drawn on a U.S. bank or money order payable to U.S. Trust Company of Texas, N.A., as Subscription Agent or (ii) wire transfer of immediately available funds. Banks, brokers, trusts, depositaries or other nominee holders of the Contingent Subscription Right who exercise the Contingent Subscription Right on behalf of beneficial owners of Contingent Subscription Rights will be required to certify to the Subscription Agent and the Company on a Nominee Holder Certification Form that the Contingent Subscription Right has been exercised by the beneficial owner of the Contingent Subscription Right on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Contingent Subscription Certificate, the Subscription Agent shall for all purposes be entitled to assume that such certificate is exercised on behalf of a single beneficial owner.

                  ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by the Subscription Agent only upon the receipt by the Subscription Agent of any certified check or bank draft (cashier's check) drawn on a U.S. bank, money order or immediately available funds transferred through a wire transfer.

                  CONTACTING THE SUBSCRIPTION AGENT. The address, telephone and facsimile numbers of the Subscription Agent, U.S. Trust Company of Texas, N.A. are as follows:

                  If by Hand Delivery or Overnight Delivery:

                           U.S. Trust Company of Texas, N.A.
                           2001 Ross Avenue, Suite 2700
                           Dallas, Texas  75201
                           Attention:  Bill Barber
                           Telephone:  (214) 754-1255
                           Facsimile:  (214) 754-1303

                  If by First Class Mail or Registered Mail:

                           U.S. Trust Company of Texas, N.A.
                           2001 Ross Avenue, Suite 2700
                           Dallas, Texas  75201
                           Attention:  Bill Barber
                           Telephone:  (214) 754-1255
                           Facsimile:  (214) 754-1303

                  2. DELIVERY OF NOTES AND WARRANTS, ETC. The following deliveries and payments to you will be made to the address shown on the face of your Contingent Subscription Certificate unless you provide instructions to the contrary on the reverse side of your Contingent Subscription Certificate. Subject to availability of the Notes and Warrants, as soon as practicable after the valid exercise of Contingent Subscription Rights and the Expiration Date, and acceptance thereof, the Subscription Agent will mail to each exercising Contingent



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Subscription Rights holder (i) evidence of the Note, and (ii) a Warrant certificate, each purchased pursuant to the Contingent Subscription Rights.

                  3. EXECUTION.

                           (a) EXECUTION BY REGISTERED HOLDER. The signature on
the Contingent Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Contingent Subscription Certificate without any alteration or change whatsoever. Persons who sign the Contingent Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

                           (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER.
If the Contingent Subscription Certificate is executed by a person other than the holder named on the face of the Contingent Subscription Certificate, prior evidence of authority of the person executing the Contingent Subscription Certificate must accompany the name unless the Subscription Agent, in its discretion, dispenses with proof of authority.

                           (c) SIGNATURE GUARANTEES. Your signature must be
guaranteed by an Eligible Guarantor Institution if you specify special issuance or delivery instructions.

                  4. METHOD OF DELIVERY. The method of delivery of Contingent Subscription Certificates and the payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Contingent Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.


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